SUB ITEM 77Q1(e)

Amendment to the Sub-Advisory Agreement between INVESCO Funds Group and INVESCO Asset Management Limited filed with Post-Effective Amendment No. 17 to INVESCO International Funds, Inc. Registration Statement on December 7, 2001 and incorporated herein by reference.